Exhibit g(v)

SEVENTH AMENDMENT AGREEMENT

Amending the terms of a Custody Agreement

This Amendment Agreement, made as of 1st November 2017 made by and between Baillie Gifford Funds, a Massachusetts business trust (the “Trust”) on behalf of each series of the Trust, and the Bank of New York Mellon.

WITNESSETH:

The Trust (acting on behalf of certain series of the Trust) and the Bank of New York (now known as the Bank of New York Mellon (“BNYM”)) entered into a custody agreement on September 29, 2000, pursuant to which the Trust appointed the Bank of New York (now known as BNYM) as custodian of certain series of the Trust (the “Custody Agreement”).

The parties now wish to amend Schedule II to the Custody Agreement to reflect the appointment of BNYM as custodian of each series of the Trust.  By executing this Amendment Agreement, the parties hereby agree to be bound by all terms of the Custody Agreement as herein amended, as if each series of the Trust was a party to the Custody Agreement, with effect from the date hereof.

NOW, THEREFORE, the parties wish to amend the Custody Agreement as follows:

1.                                      Schedule II

Schedule II shall be deleted in its entirety and replaced with the Schedule annexed hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized:

BAILLIE GIFFORD FUNDS, in its own capacity and on behalf of each of The Emerging Markets Fund, The EAFE Fund, The International Equity Fund, The Global Alpha Equity Fund, The U.S. Equity Growth Fund, The EAFE Choice Fund, The International Choice Fund, The EAFE Pure Fund, The Long Term Global Growth Equity Fund, The Asia Ex Japan Fund, The International Concentrated Growth Fund, The Global Select Equity Fund and The Positive Change Equity Fund

/s/ Julie Paul
Name: Julie Paul
Authority: Vice President, Baillie Gifford Funds

BANK OF NEW YORK MELLON	/s/ Daron Pearce
	Name:	Daron Pearce
	Authority:	CEO EMEA Asset Servicing

Schedule II

(Dated 1st November 2017)
Series

1                                         - The Emerging Markets Fund

2                                         - The EAFE Fund

3                                         - The International Equity Fund

4                                         - The Global Alpha Equity Fund

5                                         - The U.S. Equity Growth Fund

6                                         - The EAFE Choice Fund

7                                         - The International Choice Fund

8                                         - The EAFE Pure Fund

9                                         - The Long Term Global Growth Equity Fund

10                                  - The Asia Ex Japan Fund

11                                  - The International Concentrated Growth Fund

12                                  - The Global Select Equity Fund

13                                  - The Positive Change Equity Fund